Exhibit 99.1

Letter of Intent

#C4CT Concussion Awareness Conference

This Letter of Intent (“LOI”) is made as of this 30th day of December 2012 by and between Amarantus BioScience, Inc. (OTCQB: AMBS) (hereinafter, “AMBS”), Toi Cook Management Group, LLC (“TCMG”)and Brewer Sports International, LLC (“Brewer”). Each of AMBS, TCMG and Brewer may also be referred to herein each as a “Party,” and collectively as the “Parties.”

Brewer is a multi-faceted sports advisory firm within ‘The Brewer Group Companies.’ Brewer focuses on the businesses of sports, wellness and media. Brewer provides services that include sports lending, corporate advisory consulting and identifying media opportunities for professional athletes, sports agencies, sports leagues and player associations. Where appropriate, Brewer may also engage with international organizations and governments, with whom BSI maintains relationships, and support and endorse certain philanthropic causes. Brewer is committed to contributing to advances in the diagnosis and treatment of sport-related concussions, and has prior hereto co-founded with AMBS the ‘Coalition for Concussion Treatment’ (“#C4CT”), an awareness movement seeking to inform the public of the need to develop effective diagnostic tools and treatments for human brain injuries and cognitive disorders.

AMBS is a development-stage biotechnology company founded in January 2008. AMBS develops therapeutic proteins to diagnose and/or treat human medical conditions such as Parkinson’s disease and Traumatic Brain Injury. The proprietary therapeutic protein developed by AMBS chief scientist John W. Commissiong, PhD, is known as Mesencephalic-Astrocyte-derived Neurotrophic Factor (“MANF”). AMBS is currently developing MANF-based products as possible treatments for human brain injuries and disorders. As a Founding Member of the #C4CT along with Brewer, AMBS desires to continue to find outlets to promote the cause of fighting human brain injuries and disorders.

TCMG is a consulting firm specializing in the creation of alliances between businesses and professional sports leagues, professional athletes and/or professional entertainers with the purpose of advancing business opportunities and creating awareness for such opportunities.

This LOI therefore reflects the culmination of prior discussions and information exchanged to date between the Parties regarding their contemplated collaboration to coordinate and co-host a #C4CT Concussion Awareness Conference (the “Conference,” and the Parties’ collaboration relating to the Conference being referred to as the “Transaction”) along with certain other affiliates or associates, which include nationally recognized current and former players in the National Football League (“NFL”).

Except as otherwise specifically set forth herein (and any such obligations being typed in italics), this LOI is executed for discussion purposes only and in order to allow AMBS and its Board to meet with its current and future sponsors of the #C4CT initiative and planned Conference. This LOI contemplates that the Parties will immediately complete such due diligence as may be reasonably necessary and thereafter execute “Definitive Agreements” covering all aspects of the Transaction no later than January 31, 2013 (unless extended in writing by the Parties). Further, this LOI is intended to confirm the Parties’ mutual understanding of the basic conceptual framework of the Transaction as set forth in the “Core Contemplated Terms” section below, as well as the Parties’ mutual willingness and intention to proceed in good faith to work towards execution of the Definitive Agreements according to this framework.

Following execution of this LOI, the Parties agree to immediately commence good faith negotiation and drafting of the Definitive Agreements. Additionally, for the purpose of advancing the Transaction, the Parties agrees to use their best efforts to make available any information required by the other in connection with such Party’s due diligence efforts.

The Agreements shall contain all such terms and conditions as are customary and/or desirable in connection with transactions of the nature of the Transaction contemplated herein.

Each Party represents and warrants to the other that:

•	the execution, delivery and performance of this LOI will not conflict with, result in a breach of, or constitute a default under any existing agreement or other document or instrument to which it is a party or by which it may be bound;
•	it has the full legal authority to enter into this LOI and to perform the same in accordance with its terms; and
•	the individuals whose signatures appear below are duly authorized to execute and deliver this LOI.

Except as and to the extent required by law, each Party agrees that it shall not disclose or use, and it shall cause its representatives not to disclose or use, the Confidential Information (as defined below) of the other Party furnished, or to be furnished, by either Party or its representatives to the other Party or its representatives in connection with this LOI at any time or in any manner, other than in connection with its evaluation of the Transaction. “Confidential Information” means any information of a non-public nature about one Party provided by that Party to the other Party hereunder. If this LOI is terminated, each Party shall promptly return to the other Party such other Party’s Confidential Information. Notwithstanding anything to the contrary in this LOI, this paragraph shall be binding on the Parties and shall survive termination of this LOI.

This LOI may be terminated: (i) at any time by mutual written consent of the Parties; (ii) automatically, if the Definitive Agreements are not executed by January 31, 2013 (as may be extended); and (iii) at any time by either Party, if either shall determine in its sole discretion that the results of its due diligence investigation are not satisfactory in any respect.

Each Party will pay its own legal, accounting and other expenses incident to the negotiation, execution and delivery of this LOI and the Definitive Agreements.

CORE CONTEMPLATED TERMS

a)	Brewer will co-host and help to facilitate and coordinate the Conference including securing the event venue, logistics, advertising, marketing and public relations efforts, entertainment, etc., all pending detailed budget pre-approval. Brewer intends to contribute marketing, sales and public relations opportunities available through affiliations with professional sport and sports figures for the benefit of the Conference;

b)	Brewer will help recruit athlete endorsers for the Conference, as allowed by regulatory laws, league approval, etc. Athletes that have already pledged their support include Jack Brewer, EJ Henderson and Corey Chavous as well as Toi Cook who is also acting as a consultant in related areas to AMBS. Brewer and AMBS expect the support of current and former NFL stars in light of the fact, among other things, that issues of Traumatic Brain Injury are at the forefront of player concern and league discussion and weigh upon the future of football;

c)	Jack Brewer will continue to endorse AMBS, and as an endorser, shall incorporate the AMBS and #C4CT brand into his and the Brewer Group Companies’ public-facing promotional activities, including regularly mentioning AMBS and the Conference in social media updates and posts (e.g., through Facebook & Twitter), by posting and sharing press releases and media coverage of the AMBS and the Conference, ‘liking’ and/or ‘re-tweeting’ AMBS content, etc.;

d)	Brewer will continue to promote and further expand the Twitter Campaign for the Coalition for Concussion Treatment (#C4CT) and the Conference, and include AMBS in other concussion-related partnerships, events and promotional opportunities when possible. For instance, BSI will highlight AMBS and the #C4CT campaign at the annual Brewer Sports Symposium and will emphasize the involvement of AMBS and CEO Gerald Commissiong as well as AMBS’ scientists and data with respect to the cause and the event;

e)	Brewer will use commercially reasonable efforts to help secure partnerships and establish relationships with high-profile athletes, professional sports leagues, associations, agencies, public relations firms and unions, as well as with various public and private corporations and international organizations focusing on health and wellness, to benefit the Conference efforts and visibility. Specifically, Brewer will help identify and facilitate strategic partnership deals intended to benefit brand and market awareness;

f)	AMBS agrees to enter into a business marketing and event coordination agreement with Brewer with Advertising to including local and national media in prominent media such as Sports Business Journal, Sports Medicine Magazine, ESPN, Bloomberg, NBC Sports, CNBC, social media, etc.

g)	TCMG will support the above endeavors and use its connections in the space to assist and enhance the efforts of Brewer and AMBS.

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THE ABOVE LETTER OF INTENT IS ACKNOWLEDGED, AGREED AND ACCEPTED by the below Parties on the date first above written.

Brewer Sports International, LLC		Amarantus Bioscience, Inc.

BY:		BY:
	Jack Brewer, CEO		Gerald Commissiong, CEO

Toi Cook Management Group, LLC

BY:
Toi Cook, CEO